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                                                                    EXHIBIT 3.31


                           CERTIFICATE OF INCORPORATION

                                        OF

                              SKY CHEFS CREDIT CORP.

         1. The name of the corporation is Sky Chefs Credit Corp.

         2. The address of the corporation's registered office in Delaware is 410 South State Street, Dover (Kent County), Delaware 19901. Waited Corporate Services, Inc. is the corporation's registered agent at that address.

         3. The purpose of the corporation to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         4. The corporation shall have authority to issue a total of 1,000 shares of common stock of the par value of $0.01 per share.

         5. The name of the sole incorporator is Carsten R. Eggers and his mailing address is c/o Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York 10022.

         6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

         7. The election of the board of Directors need not be by written ballot.

         8. The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware as amended from time to time each person who may be indemnified thereunder.



Dated:   April 22, 1986

                                                        /s/ Carsten R. Eggers
                                                        -----------------------
                                                        Carsten R. Eggers
                                                        Sole Incorporator





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                           CERTIFICATE OF AMENDMENT

                      OF THE CERTIFICATE OF INCORPORATION

                                     OF

                          SKY CHEFS CREDIT CORP.

                      Pursuant to Section 242 of the
                    General Corporation Law of Delaware


         The undersigned, the President of Sky Chefs Credit
Corp., a Delaware corporation (the "Corporation"), does hereby certify as follows:

                  1. Paragraph 1 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           "1. The name of the Corporation is Onex Ohio Credit
                  Corp."

                  2. The foregoing amendment was approved by the board of directors of the Corporation in accordance with the provisions of
         Section 242(b) of the General Corporation Law of Delaware, and consented to by the holders of all of the outstanding common stock of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.


Dated:   November 29, 1993

                                                /s/ Donald F. West
                                                --------------------------
                                                Donald F. West, President
Attest:

/s/ James J. O'Neill
---------------------------
James J. O'Neill, Secretary